                                                                     Exhibit 3.1



                                 STATE OF MAINE

                           ARTICLES OF INCORPORATION

                                       OF

                          CAMDEN NATIONAL CORPORATION

          Pursuant to 13A MRSA (S)403, the undersigned, acting as incorporator(s) of a corporation, adopt(s) the following Articles of
Incorporation:

FIRST: The name of the corporation is Camden National Corporation and it is located in Maine, at 2 Elm Street, Camden, Maine 04843.

SECOND: The name of its Clerk, who must be a Maine resident, and the address of its registered office shall be: Robert Worthing, 2 Elm Street, Camden, Maine 04843.

THIRD:  ("X" one box only)

[X]  a. The number of directors constituting the initial board of directors of the corporation is 13 (See (S)703, 1.A.)
     b. If the initial directors have been selected, the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:


Name                                            Address
----                                            -------
David H. Montgomery                             c/o Allen Agency
                                                Main Street, Camden, ME 04843

Kenneth C. Dickey                               c/o Haskell & Corthell
                                                10 Main Street, Camden, ME 04843

William S. Brawn                                c/o French & Brawn
                                                1 Elm Street, Camden, ME 04843

C.R. deRochemont                                106 Pleasant Street
                                                Rockland, ME 04841

E. Maynard Graffam, Jr.                         c/o Penobscot Bay Ice Co., Inc.
                                                Rockport, ME 04856

Frederick G. Hanley                             Camden National Bank
                                                2 Elm Street, Camden, ME 04843

Gilbert Harmon, Esq.                            Harmon, Jones & Sanford
                                                20 Mechanic Street, Camden,
                                                ME 04843

Robert Heald                                    Union Wood Products
                                                Union, ME 04862

Lawrence N. Hopkins                             66 Washington Street
                                                Camden, ME 04843

John S. McCormick, Jr.                          Box 162
                                                Camden, ME 04843

Keith C. Patten                                 Camden National Bank
                                                2 Elm Street, Camden, ME 04843

Richard N. Simoneau                             8 North Main Street
                                                Rockland, ME 04841

Arthur E. Strout, Esq.                          10 Masonic Street
                                                Rockland, ME 04841

[ ] There shall be no directors initially; the shares of the corporation will not be sold to more than twenty (20) persons; the business of the corporation will be managed by the shareholders (See (S)703, 1.B.)

FOURTH:  ("X" one box only)

The board of directors is [X] is not [ ] authorized to increase or decrease the number of directors. If the board is so authorized, the minimum number, if any shall be seven (7) directors, (See (S)703, 1.A.) and the maximum number, if any shall be sixteen (16) directors.

FIFTH:  ("X" one box only)

[X]  There shall be only one class of shares, viz, common.


                 Par value of each share (if none, so state): none.
                                                              ----
                 Number of shares authorized: 150,000.
                                              -------

[ ]  There shall be two or more classes of shares.

     The information required by (S)403 concerning each such class is set out in n/a Exhibit attached hereto and made a part hereof.
---

                                    SUMMARY

          The aggregate par value of all authorized shares (of all classes) having a par value is none.
                                ----

          The total number of authorized shares (of all classes) without par value is 150,000 shares.
                   -------

SIXTH:   ("X" one box only)

          Meeting of the shareholders may [X] may not [ ] be held outside the State of Maine.

SEVENTH:  ("X" if applicable)  There are no preemptive rights. [X]

EIGHTH: Other provisions of these articles, if any, including provisions for the regulation of the internal affairs of the corporation, are set out in Exhibit n/a attached hereto and made a part hereof.

--------------------------------------------------------------------------------

DATED: March 20, 1984

INCORPORATORS                         RESIDENCE ADDRESSES
                                      Box 189
/s/ Rendle A. Jones                   Camden, Maine 04843



_______________________________________
Articles are to be executed as follows:

     If a corporation is an incorporator ((S)402), the name of the corporation should be typed and signed on its behalf by an officer of the corporation. The address of the principal place of business of the incorporator corporation should be given. The articles of incorporation must be accompanied by a certificate of an appropriate officer of the corporation certifying that the person executing the articles on behalf of the corporation was duly authorized to do so.

                                 STATE OF MAINE

                             ARTICLES OF AMENDMENT

                          (Amendment by Incorporator)

                   Pursuant to 13-A MRSA (S)803, the under-signed corporation adopts these Articles of Amendment.


FIRST: The organizational meeting of the Board of Directors required by (S)407 has not yet occurred.

SECOND: The amendments set out in Exhibit A attached were adopted by the sole Incorporator, by unanimous written consent on July 18, 1984.

THIRD: The number of shares that the Corporation has authority to issue hereafter is as follows:

        Class    Series (if any)    No. of shares    Par value (if any)
        -----    ---------------    -------------    ------------------

        common   none               600,000                none

          The aggregate par value of all such shares (of all classes and series) having par value is none.
                                      ----

          The total number of all such shares (of all classes and
          series) without par value is 600,000 shares.
                                       -------

FOURTH:  The address of the registered office in Maine 2 Elm Street, Camden,
                                                       ---------------------
          Maine 04843.
          -----------


                                        CAMDEN NATIONAL CORPORATION


                                        By:  /s/ Robert E. Worthing, Clerk

Dated:  August 30, 1984

                                   EXHIBIT A

1. The number of authorized shares of common stock with no par value shall be increased from 150,000 shares to 600,000 shares.

2. The Directors of the Corporation shall be divided into three classes and one-third of the Directors, or as near as one-third as possible, shall be assigned to each class. The initial Board of Directors shall consist of thirteen persons and Class A and Class B shall each consist of four Directors while Class C shall consist of five Directors. At the first annual meeting of Shareholders, Directors of all three classes shall be elected with the term of office of the Class A Directors expiring at the first annual meeting of Shareholders after their election that of the Class B Directors expiring at the second annual meeting after their election and that of the Class C Directors expiring at the third annual meeting after their election. Thereafter, as the term of office of the Class of Directors expires, the Directors of that Class shall be elected for a three-year term.

3. When any vacancy occurs in the Board of Directors, including those created by an increase in the number of Directors, the remaining members of the Board may appoint a Director to fill such vacancy at any regular or special meeting of the Board.

4. Cumulative voting shall not be employed in voting for Directors or for any other purpose.

5. Bylaws may be amended, altered, or appealed at any regular meeting of the Board of Directors or Shareholders by a two-thirds vote of the Shareholders after notice of such intended action as required by law.

6. The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for the equity securities of the corporation or any subsidiary, (b) merge or consolidate the corporation or any subsidiary with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, or any subsidiary, shall, in connection with the exercise of its judgement in determining what is in the best interests of the corporation and its stockholders, give due consideration to all relevant factors, including by way of illustration, but not of limitation, any of the following:

     6.1 Whether the offer is acceptable based on historical operating results, the financial condition of the corporation and its subsidiaries, and its future prospects;

     6.2 Whether a more favorable offer could be obtained for the securities or assets of the corporation or its subsidiary in the foreseeable future;

     6.3 The social, economic or other material impact which an acquisition of the equity securities of the corporation or substantially all of its assets would have upon the employees and customers of the corporation and its subsidiaries and the communities which they serve;

     6.4 The reputation and business practices of the offeror and its management and affiliates as they would affect the employees and customers of the corporation and its subsidiaries and the future value of the corporation stock;

     6.5 The value of the securities, if any, which the offeror is offering in exchanges for the corporation's or its subsidiaries' securities or assets based on an analysis of the worth of the corporation or of its subsidiaries as compared to the offeror corporation or other entity whose securities are being offered; and

     6.6 Any anti-trust or other legal or regulatory issues that are raised by the offer.

     7. If the Board of Directors determines that an offer of the type identified in paragraph 6 should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to any of the following:

     7.1  Advising shareholders not to accept the offer.

     7.2  Litigation against the offeror.

     7.3  Filing complaints with any governmental and regulatory authorities.

     7.4  Acquiring the corporation's securities.

     7.5 Selling or otherwise issuing authorized but unissued securities of treasury stock or granting options with respect thereto.

     7.6 Acquiring a company to create an anti-trust or other regulatory problem for the offeror.

     7.7  Obtaining a more favorable offer from anther individual or entity.

     8. The provisions of paragraph 6 and 7 and this paragraph 8 may be amended only by the affirmative vote of two-thirds of the outstanding shares of common stock of the corporation and by the affirmative vote of two-thirds of the outstanding shares of preferred stock of the corporation, if any.

                                 STATE OF MAINE


                            NOTIFICATION BY CLERK OF
                               CHANGE IN NAME OR
                               REGISTERED OFFICE

                 Pursuant to 13-A MRSA (S)304(6), the under-signed clerk gives notice of change of clerk's name and/or registered office of each corpora-tion listed in item FIFTH:

FIRST: Name of clerk appearing on the record in Secretary of State's office Robert Worthing.
        ---------------

SECOND: New name of clerk, if name has changed Robert E. Worthing.
                                                ------------------

THIRD:  Address of former registered officer 2 Elm Street, Camden, ME 04843.
                                             ------------------------------

FOURTH: Address of new registered office 2 Elm Street, P.O. Box 310, Camden, ME
                                          --------------------------------------
        04843.
        -----

FIFTH: Notice of the above has been sent to the following corporations, whose clerk's name and/or office has been changed, by the undersigned as clerk of each Camden National Corporation.



Dated:  April 24, 1987
                                                /s/ Robert E. Worthing, Clerk

                                 STATE OF MAINE

                             STATEMENT OF INTENTION
                              TO DO BUSINESS UNDER
                                AN ASSUMED NAME

Pursuant to 13-A MRSA (S)307, the undersigned, a corporation (incorporated under the laws of the State of Maine), gives notice of its intention to do business in this State under an assumed name.

     FIRST:  The name of the corporation is Camden National Corporation.
                                            ---------------------------

     SECOND: The address of the registered office of the corporation in the State of Maine is PO Box 310, 2 Elm Street, Camden, Maine 04843.
                                ----------------------------------------------

     THIRD: The corporation intends to transact business under the assumed name of Camden Appraisal Company.
                ------------------------

                      COMPLETE THE FOLLOWING IF APPLICABLE

     FOURTH: If such assumed name is to be used at few than all of the corporation's places of business in this State, the location(s) where it will be used is (are):



Date:  July 9, 1992

                                          By:  /s/ Robert E. Worthing, Clerk

                                 STATE OF MAINE

                             ARTICLES OF AMENDMENT
                           (Amendment by Shareholders
                              Voting as One Class)

            Pursuant to 13-A MRSA (S)(S)805 and 807, the undersigned
                 corporation adopts these Articles of Amendment


FIRST: All outstanding shares were entitled to vote on the following amendment as ONE class.
           ---

SECOND: The amendment set out in Exhibit A attached was adopted by the shareholders at a meeting legally called and held on July 27, 1993.

THIRD: Shares outstanding and entitled to vote and shares voted for and against said amendment were:



Number of Shares Outstanding          NUMBER           NUMBER
   and Entitled to Vote               Voted For        Voted Against
------------------------------        ---------        -------------

          72,574                       59,510               30

FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

FIFTH: (Complete if Exhibits do not give this information.) If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter is as follows:

          Class      Series (If Any)    Number of Shares  Par Value (if any)
          -----      ---------------    ----------------  ------------------

          Common      n/a               2,500,000         no par value

          The aggregate par value of all such shares (of all classes and series) having par value is $ -0-.
                              -----
          The total number of all such shares (of all classes and series) without par value is 2,500,000 shares.
                               ---------

SIXTH:    Address of the registered office in Maine 2 Elm Street, P.O. Box 310,
                                                    ---------------------------
          Camden, Maine, 04843.
          --------------------

MUST BE COMPLETED FOR VOTE OF                       CAMDEN NATIONAL CORPORATION
        SHAREHOLDERS

I certify that I have custody of the minutes        By: /s/ Robert E. Worthing, Clerk
showing the above action by the shareholders.

/s/ Robert E. Worthing, Clerk

Dated:  September 27, 1993

                                 STATE OF MAINE

                             ARTICLES OF AMENDMENT
                           (Amendment by Shareholders
                              Voting as One Class)

           Pursuant to 13-A MRSA (S)(S) 805 and 807, the undersigned
                Corporation adopts these Articles of Amendment:

FIRST: All outstanding shares were entitled to vote on the following amendment as one class.

SECOND: The amendment set out in Exhibit A attached was adopted by the shareholders at a meeting legally called and held on, May 7, 1996.

THIRD: Shares outstanding and entitled to vote and shares voted for and against said amendment were:

        Number of Shares Outstanding         Number         Number
           And Entitled to Vote              Voted For      Voted Against
        --------------------------------     ---------      -------------
                2,340,924                    1,578,344      158,477

FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

FIFTH: (Complete if Exhibits do not give this information.) If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

        Class           Series (if any)  Number of Shares  Par Value (if any)
        --------------  ---------------  ----------------  ------------------
        Common                n/a        5,000,000         no par value

        The aggregate par value of all such shares (of all classes and series) having par value is $0.
                            --
        The total number of all such shares (of all classes and series without par value is 5,000,000 shares.
                             ---------

SIXTH:  Address of the registered office in Maine 2 Elm Street, P.O. Box 310,
                                                  ---------------------------
        Camden, Maine 04843.
        -------------------

     MUST BE COMPLETED FOR VOTE OF                  CAMDEN NATIONAL CORPORATION
             SHAREHOLDERS
I certify that I have custody of the minutes        By:  /s/ Robert E. Worthing, Clerk
showing the above action by the shareholders.

/s/ Robert E. Worthing



Dated: May 17, 1996

                   DOMESTIC
             BUSINESS CORPORATION
                STATE OF MAINE

CHANGE OF CLERK ONLY or CHANGE OF CLERK AND REGISTERED OFFICE


CAMDEN NATIONAL CORPORATION


Pursuant to 13-A MRSA (S)304, the undersigned corporation executes and delivers for filing the following change(s):

FIRST: The name and registered office of the clerk appearing on the record in the Secretary of State's office Robert E. Worthing, 2 Elm Street, P.O. Box 310, Camden, ME 04843.

SECOND: The name and registered office of the successor (new) clerk, who must be a Maine resident:
                           Susan M. Westfall
                           2 Elm Street, Camden, ME 04843 (physical address) P.O. Box 310, Camden, ME 04843 (mailing address)

THIRD:  Upon a change in clerk this must be completed:

                           [X] Such change was authorized by the board of directors and the power to make such change is not reserved to the shareholders by the articles or the bylaws.

                           [ ]  Such change was authorized by the shareholders.


DATED:  November 24, 1998
                                By:  /s/ Susan M. Westfall, Clerk


          MUST BE COMPLETED FOR VOTE
                OF SHAREHOLDERS
I certify that I have custody of the minutes
 showing the above action by the shareholders.
______________________________________________
(signature of clerk, secretary or asst.
secretary)

THE FOLLOWING SHALL BE COMPLETED BY THE CLERK UNLESS THIS DOCUMENT IS
                                              ------
ACCOMPANIED BY FORM MBCA-18A ((S)304.2-a.)


The undersigned hereby accepts the appointment as clerk for the above named domestic business corporation.

Clerk                                             Dated:  November 24, 1998
/s/ Susan M. Westfall

                   DOMESTIC
             BUSINESS CORPORATION


               STATE OF MAINE

            ARTICLES OF AMENDMENT

     (Shareholders Voting as One Class)

        CAMDEN NATIONAL CORPORATION

Pursuant to 13-A MRSA (S)(S)805 and 807, the undersigned corporation adopts these Articles of Amendment:


FIRST: All outstanding shares were entitled to vote on the following amendment as one class.

SECOND: The amendment set out in Exhibit A attached was adopted by the shareholders on November 9, 1998

        [X] at a meeting legally called and held    OR    [ ] by unanimous
        written consent


THIRD: Shares outstanding and entitled to vote and shares voted for and against said amendment were:

       Number of Shares Outstanding          Number                Number
       And Entitled to Vote                  Voted For          Voted Against
       ----------------------------          ---------          -------------
       2,248,060                             1,932,002             8,093


FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.


FIFTH: If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

Class        Series (If Any)        Number of Shares        Par Value (If Any)
-----        ---------------        ----------------        ------------------
Common            n/a                  10,000,000              No par value

  The aggregate par value of all such shares (of all classes and series) having par value is $ 0.

The total number of all such shares (of all classes and series) without par value is 10,000,000 shares.
         ----------

SIXTH: The address of the registered office of the corporation in the State of Maine is 2 Elm Street, P.O. Box 310, Camden, Maine 04843.
                 -----------------------------------------------

DATED:    November 24, 1998  By:  /s/ Susan M. Westfall

        MUST BE COMPLETED FOR VOTE
              OF SHAREHOLDERS
I certify that I have custody of the
minutes showing the above action by the
shareholders.

/s/ Susan M. Westfall

     I, Susan M. Westfall, Clerk of CAMDEN NATIONAL CORPORATION, (the
        -----------------           ---------------------------
"Company"), a corporation organized and existing under the laws of the State of Maine, do hereby certify that on November 9, 1998, the following amendment to
                                 ----------------
the Articles of Incorporation was approved by the shareholders of the Company.

     Exhibit A - 1. The number of authorized shares of common stock With no par value shall be increased from 5,000,000 to 10,000,000.

                        /s/ Susan M. Westfall, Clerk          November 24, 1998